SUMMARY UNAUDITED PRO FORMA CONDENSED COMBINED
  FINANCIAL INFORMATION

The following unaudited pro forma condensed combined balance sheet as of December 31, 2017 and the unaudited pro forma condensed combined statements of operations for the year ended December 31, 2016 are derived from the historical consolidated financial statements of Fusion Telecommunications International, Inc. (n/k/a Fusion Connect, Inc.)(“Fusion”) after giving effect to the merger transaction with Birch Communications Holdings, Inc. (“BCHI”) and after giving effect to the other transactions contemplated by the Agreement and Plan of Merger, dated as of August 26, 2017, as amended (the “Merger Agreement”), including the issuance of the Merger Shares, the Consumer Spin-off and the Carrier Spin-off (as each such term is defined in the Merger Agreement), and related financing transactions.

The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2017 give pro forma effect to the business combination and related financing transactions as if it had occurred on January 1, 2017. The unaudited pro forma condensed combined balance sheet as of December 31, 2017 assumes that the business combination and the related financing transactions had occured on December 31, 2017.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2017 are derived from Fusion's audited consolidated statement of operations and the audited consolidated statement of operations of BCHI, in each case, for the year ended December 31, 2017. In accordance with the terms of the Merger Agreement, the unaudited pro forma combined statements of operations for the year ended December 31, 2017 give effect to the Consumer Spin-off and the Carrier Spin-off.

The unaudited pro forma condensed financial information has been prepared using the acquisition method of accounting under the provisions of Accounting Standards Codification (referred to as ASC) 805, “Business Combinations.” As the number of shares of Fusion common stock issued to the former shareholders of BCHI at closing resulted in a change in control of Fusion, the transaction has been accounted for as a reverse acquisition and BCHI has been treated as the acquirer in the business combination for accounting purposes. The acquisition accounting is based upon certain valuation and other estimates. The pro forma adjustments have been made solely for the purpose of providing unaudited pro forma condensed financial statements prepared in accordance with the rules and regulations of the Securities and Exchange Commission.

The following unaudited pro forma financial statements are based on, and should be read in conjunction with:

●
Fusion’s audited consolidated financial statements and the related notes thereto for the year ended December 31, 2017 included in the Company’s Annual Report on Form 10-K filed on March 22, 2018.
●
BCHI’s audited consolidated financial statements and the related notes thereto as of and for the year ended December 31, 2017 filed with this Current Report on Form 8-K.

The pro forma financial statements give effect to the following transactions:

●
The merger of BCHI with and into a wholly-owned subsidiary of Fusion, with the merger subsidiary being the survivor of that merger.
●
The Consumer Spin-off and the Carrier Spin-off.
●
The refinancing of all of the outstanding indebtedness of Fusion and BCHI through new first lien and second lien term loans totaling $650 million with an average interest rate of 9.77%
●
The sale by Fusion at the closing of the merger of $5 million of shares of its common stock and $15 million of shares of its new series D preferred stock.

The pro forma adjustments are based on the information currently available and the assumptions and estimates underlying the pro forma adjustments are described in the accompanying notes. The unaudited pro forma financial statements are for informational purposes only, are not indications of future performance, and should not be considered indicative of actual results that would have been achieved had the forgoing transactions actually been consummated on the dates or at the beginning of the periods presented.

Fusion Telecommunications International, Inc.
Unaudited Pro Forma Condensed Combined Balance Sheet
As of December 31, 2017
(in thousands, except share data)

			Pro Forma Adjustments
	Fusion	Birch	New Debt Financing		Repayment of existing indebtedness		Carrier Services Spin-Off	Consumer Spin-Off		Additional Equity		Merger Adjustments		Asset Impairment		Pro Forma Combined
ASSETS
Current assets:
Cash and cash equivalents	$ 2,530	$ 5,757	$ 596,003	(a)	$ (547,463)	(e,f)	$ (58)	$ (256)		19,158	(h)	$ -				$ 75,671
Accounts receivable, net of allowance for doubtful accounts	12,963	34,921	-		-		(2,228)	(8,703)								36,953
Inventory		1,179						(37)								1,142
Prepaid expenses and other current assets	2,091	10,054	-		-		(482)	(1,142)								10,521
Accounts receivable - employees/stockholders	-	920	-		(920)		-	-				-		-		-
Total current assets	17,584	52,831	596,003		(548,383)		(2,768)	(10,138)	#	19,158		-		-		124,287
Property and equipment, net	12,857	85,675	-		-		(18)	(1,213)				4,029	(c,d)	(1,297)	(g)	100,033
Other assets:
Security deposits	616	-	-		-		(3)	-				-		-		613
Restricted cash	27	-	-		-		-	-				-		-		27
Goodwill	34,774	93,356	-		-		-	(3,548)				23,327	(c)			147,909
Intangible assets, net	56,156	115,359	-		-		-	(23,856)				35,954	(c,d)	(5,854)	(i)	177,759
Other assets	44	877	-		-		-	(157)				-		-		764
Total other assets	91,617	209,592	-		-		(3)	(27,561)		-		59,281		(5,854)		327,073
TOTAL ASSETS	$ 122,058	$ 348,098	$ 596,003		$ (548,383)		$ (2,789)	$ (38,912)		$ 19,158		$ 63,310		$ (7,151)		$ 551,392

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Current portion of long-term debt	6,500	30,000	27,750	(a)	(36,500)	(e)	-	-				-				27,750
Obligations under asset purchase agreements - current portion	228	-	-		-		-	-				-				228
Equipment financing obligation	1,207	3,003	-		-		-	-								4,210
Accounts payable and accrued expenses	25,089	94,100	-		-		(2,993)	(7,820)				-				108,376
Deferred Revenue	-	12,601	-		-		-	(2,318)				-		-		10,283
Line of credit	-	-	-		-		-	-				-		-		-
Total Current liabilities	33,024	139,704	27,750		(36,500)		(2,993)	(10,138)		-		-		-		150,847
Long-term liabilities:
Notes payable - non-related parties, net of discount	31,953	-	-		(31,953)	(e)	-	-				-		-		-
Long-term debt		420,936	-		(417,670)	(e)	-	-								3,266
Term loan	54,223	-	568,253	(a)	(54,223)	(e)	-	-				-		-		568,253
Indebtedness under revolving credit facility	1,500	-			(1,500)		-	-						-		-
Obligations under asset purchase agreements	222	-	-		-		-	-				-		-		222
Other non-current liabilities	-	12,847	-		-		-	(352)				-				12,495
Notes payable - related parties	928	-	-		(928)	(e)	-	-				-				-
Equipment financing obligations	591	3,823	-		-		-	-				-				4,414
Derivative liabilities	873	-	-		-		-	-				-		-		873
Total liabilities	123,314	577,310	596,003		(542,774)		(2,993)	(10,490)				-		-		740,370
Total stockholders' equity	(1,256)	(229,212)	-	(a)	(5,609)	(e,f)	204	(28,421)		19,158	(h)	63,310	(b)	(7,151)	(g)	(188,977)
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$ 122,058	$ 348,098	$ 596,003		$ (548,383)		$ (2,789)	$ (38,912)		$ 19,158		$ 63,310		$ (7,151)		$ 551,392

(a)	Record estimated net proceeds from anticipated financing:
	Net proceeds comprised of the following:						-
	Term Loan	$ 650,000
	Facility fee	(53,998)
		-
		$ 596,003

The proposed term loan will include $555M First Lien, an $85M Second Lien and a $10M subordinated Seller Note. It will also include a $40M revolver (undrawn at close). The term loan will bear a blended interest at LIBOR rate plus margin for a total of 9.7% per annum payable according to the terms of the payment schedule.

(b)	To adjust for the fair value of Fusion shares issued in the transaction, as adjusted for the Fusion stockholders' deficit at the date of the transaction, as follows:
	Fair value of Fusion shares acquired (post-split) - 16,602,175 shares (including shares issuable upon conversion of preferred stock and in-the-money warrants)
		Shares O/S at 12/31/17		14,980,755	Shares O/S	14,980,755	1,363,986

		In-the-money stock warrants at 12/31/17		257,433
		Share Issuable upon conversion of PS at 12/31/17		1,363,986
		Total		16,602,175
		Stock price at 12/31/17	$ 3.75	$ 62,258

Shares outstanding represent a number of shares issued and outstanding at 12/31/17. In-the-money warrants represents warrants with an exercise price of $3.75 or less at 12/31/17. Shares issuable upon conversion of preferred stock as of 12/31/17 were based upon a conversion calculation as listed in the preferred stock agreements.

(c)	To assign fair values to Fusion assets acquired and record goodwill 49,806,524
	Fair value of consideration effectively transferred	$ 62,258
	Assets (less goodwill) acquired	124,478		49,806,524
	Liabilities assumed	(120,321)
	Net assets acquired	4,157
	Goodwill	$ 58,101

Fair value of consideration was calculated by multiplying stock price of $3.75 per share by a total of 16,602,175 shares (post-split) at 12/31/17. The number of shares included shares outstanding, in-the money stock warrants and shares issuable upon conversion of preferred stock as of 12/31/17. Assets acquired excluded carrier services assets and included a step up in value based upon a third party valuation. Liability acquired excluded carrier services liabilities.

(d)	Reflects adjustments to recognize the estimated fair value of Fusion assets as follows:
	Customer relationships	53,400
	Trademark	34,000
	Developed technology	4,710
	Property and equipment	16,886

Fusion engaged a third party to complete the analysis of purchase consideration and fair value of assets acquired. The analysis has been completed in accordance with ASC 805, business combinations, to arrive at estimated fair value of Fusion assets.

(e)
Retire existing Fusion and Birch debt, including write-off of unamortized debt discount of $19.3M. Fusion debt consists of $62M of term loan, $34M of subordinated note and $1.5M of a revolver. It also includes approximately $1M of related party debt. Fusions portion of debt discount is $2.7M. Birch debt consists of $423M of term loan and $45M revolver. The Birch debt discount is $16.7M. The remaining $3.3M of related party notes will be paid over three quarters.

(f)
Denotes payment of stock repurchase obligation by Birch shareholders in the amount of $13.7 million. In 2016, Birch entered into an installment purchase agreement to repurchase 148 shares of common stock from a former employee for $13.7M. Installments were scheduled as follows: $1M on 12/31/16, $1.5M on 5/1/17,$1M on 12/31/17, $3M on 5/1/18, and $7.2M on 5/1/19. No payment had been made due to covenant restrictions. Unpaid balance will accrete interest at 4% per year.

(g)	To record impairment of a Fusion back-office platform which will no longer be in use post acquisition.

(h)	Represents additional equity that consist of (1) $5M of common stock and (2) $15M of preferred series D stock, net of fees which amounted to $542K

(I)	Reflects accelerated Amorization of trade names, Birch Communications $1.2M and Cbeyond $4.6M, for BCHI that will be phased out over the balance of the year.

Fusion Telecommunications International, Inc.
Unaudited Pro Forma Condensed Combined Statement of Operations
For the Year Ended December 31, 2017
(in thousands, except share and per share data)

			Pro Forma Adjustments
	Fusion	Birch	Refinancing of Existing Indebtedness			Carrier Services Spin-Off	Consumer Spin-Off	Merger Adjustments		Asset Impairment		Pro Forma Combined

Revenues	$ 150,531	$ 550,324	$ -		$ -	$ (33,189)	$ (100,357)	$ -		$ -		$ 567,309
Cost of revenues (exclusive of depreciation and amortization shown separately below)	83,033	307,959	-		-	(31,982)	(62,372)	-				296,638
Gross Profit	67,497	242,365	-		-	(1,207)	(37,985)	-				270,671
Depreciation and amortization	14,521	83,793				(341)	(13,582)	5,942	(e)	5,371	(g)	95,704
Impairment charges	641	52,783	-		-		(1,328)	-		1,780	(g)	53,876
Restructuring charges		-										-
Selling, general and administration expenses, including stock-based compensation	57,724	139,595				(2,315)	(29,857)	14,725	(f)			179,872
Total operating expenses	72,886	276,171	-		-	(2,656)	(44,767)	20,667		7,151		329,452
Operating loss	(5,389)	(33,806)	-		-	1,449	6,782	(20,667)		(7,151)		(58,781)
Other (expenses) income:
Interest expense	(8,649)	(50,920)	(14,344)	(b)		-						(73,913)
Gain on change in fair value of derivative liability	(909)	-	-		-	-	-	-				(909)
Loss on extinguishment of debt	-	-	(21,771)	(a)	-	-	-	-				(21,771)
Loss on extinguishment of property and equipment	(312)											(312)
Gain on change in fair value of contingent liability	1,012											1,012
Other income, net of other expenses	209	1,658				-	(9)					1,858
Total other (expenses) income	(8,649)	(49,262)	(36,115)		-	-	(6)	-		-		(94,035)
(Loss) income before income taxes	(14,038)	(83,068)	(36,115)		-	1,449	6,776	(20,667)		(7,151)		(152,817)
Benefit (provision) for income taxes	(62)	(2,543)				-	96					(2,509)
Net (loss) income	(14,100)	(85,611)	(36,115)		-	1,449	6,872	(20,667)		(7,151)		(155,326)
Less: Net income attributable to noncontrolling interest	86					(86)						-
Net loss attributable to Fusion Telecommunications International, Inc.	(14,014)	(85,611)	(36,115)			1,363	6,872	(20,667)		(7,151)		(155,326)
Preferred stock dividends in arrears	(1,838)	-	-		-	-	-	1,838	(c)			-
Net (loss) income attributable to common stockholders	$ (15,852)	$ (85,611)	$ (36,115)		$ -	$ 1,363	$ 6,872	$ (18,829)		$ (7,151)		$ (155,326)
Basic and diluted loss per common share	$ (0.72)											$ (2.33)
Weighted average common shares outstanding:
Basic and diluted	21,969,601							45,391,480	(d)			67,361,081

(a)	Denotes redemption premium and write off of unamortized debt discount for indebtedness being refinanced

(b)	Increase in interest rate based on refinancing, including discount amortization resulting from facility fee and deferred loan costs of $54 million related to the refinancing

(c)	Remove preferred dividends as all preferred stock is converted prior to merger

(d)
Shares (post-split) issued to Birch in merger transaction include 14,980,755 of Fusion shares issued and outstanding, 257,433 of Fusion in-the-money warrants, 1,363,986 of Fusion shares issuable upon conversion of preferred stock and 49,806,524 of new shares to be issued as part of the transaction, and additioanl shares of 952,382 related to the additional equity.

(e)
To record amortization expense for additional $36 million of intangibles acquired based on a 7 year useful life and the increased book basis of property and equipment of $4.0 million based on a 5 year expected life.

(f)	To record merger-related transaction fees of $14.7M consisting of bonus awards, and other deal related expenses.

(g)
To record impairment of a Fusion back-office platform which will no longer be in use post acquisition. Reflects accelerated Amorization of trade names, Birch Communications $1.2M and Cbeyond $4.6M, for BCHI that will be phased out over the balance of the year.